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                                                                    EXHIBIT 10.4
Form of Opinion of MediaX Corp.'s Independent Counsel



                                December 6, 2000


CTI II Limited
c/o Creative Technology Ltd.
31 International Business Park
Creative Resource
Singapore 609921

        Re: Securities Purchase Agreement between CTI II Limited and MediaX Corporation

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 2(c)(vii) of the Securities Purchase Agreement by and between CTI II Limited (the "Investor") and MediaX Corporation, a Nevada corporation (the "Company"), dated as of December 6, 2000 (the "Purchase Agreement"), which provides, among other things, for the issuance and sale by the Company of five hundred thousand dollars ($500,000) of the Company's securities and that certain Stock Purchase Warrant described in the Purchase Agreement (the "Warrant") providing for the right to purchase up to one million fifty-nine thousand three hundred twenty-two (1,059,322) shares of Common Stock of the Company. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

We have acted as counsel for the Company in connection with the negotiation of the Purchase Agreement and all Exhibits thereto (collectively the "Agreements"). As counsel, we have made such legal and factual examinations and inquiry as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

As used in this opinion, the expression "to our knowledge" refers to the conscious awareness or actual knowledge of the attorneys of this firm who have worked on matters for the Company.

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For purposes of numbered paragraph 7 below, we have assumed that CTI II Limited has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Agreements, and that the representations and warranties made by CTI II Limited in the Agreements and pursuant thereto are true and correct.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized, and validly existing under the laws of the State of Nevada and is in good standing under the laws of the State of Nevada and the State of California and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets and is duly qualified to transact business and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company's business, properties or prospects. To our knowledge, the Company does not have any subsidiaries and does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements, including, without limitation, the issuance of the Securities. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered by the Company and each of the Agreements constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, do not and will not (i) result in a violation of the Company's Articles of Incorporation, Certificate of Designation (the Articles of Incorporation and the Certificate of Designation are collectively referred to herein as the "Articles of Incorporation") or Bylaws; (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a material adverse effect. To our knowledge, the Company is not in violation of any terms of its Articles of Incorporation or Bylaws.

4. The Series A Preferred Stock to be issued in connection with the Purchase Agreement has been duly authorized and, upon issuance and delivery in accordance with the

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terms of the Purchase Agreement for the consideration expressed therein, will be validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights. The rights, preferences and privileges of the Series A Preferred Stock are as stated in the Certificate of Designation as filed with the Secretary of State of the State of Nevada on November 22, 2000.

5. The Common Stock issuable upon conversion of the Series A Preferred Stock has been duly and validly reserved for issuance and, when and if issued upon such conversion in connection with the Articles of Incorporation or Bylaws, will be validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights.

6. The Common Stock issuable upon exercise of the Warrant has been duly and validly reserved for issuance and, when and if issued upon exercise of all or any portion of each of the Warrants, will be validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights.

7. The offer and sale of the Series A Preferred Stock, the Warrant, and issuance of shares of Common Stock, upon conversion or exercise thereof, will be exempt from registration under the Securities Act of 1933, as amended, and will be in compliance with applicable state securities laws. Other than the filing of the Certificate of Designation with the Secretary of State of Nevada and any applicable federal and state securities related filings, no registration with, consent or approval of, notice to, or other action by, any governmental entity is required on the part of the Company for the execution, delivery or performance by the Company of the transactions contemplated by the Agreements, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

8. To our knowledge, there are no claims, actions, suits, proceedings or investigations that are pending or threatened against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor does the Company intend to initiate any of the above. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

9. The authorized capital stock of the Company, as of November 28, 2000, consists of (i) 25,000,000 shares of Common Stock, $0.0001 par value per share, of which 8,216,943 shares are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, par value $0.0001, of which 1,059,322 shares are designated as Series A Preferred Stock, none of which are issued and outstanding. All of such issued and outstanding shares have been duly authorized and are fully paid and non-assessable. No person has rescission rights with respect to any shares of the Company's Common Stock. To our knowledge, and other than as disclosed in the Schedule of Exceptions attached to the Purchase Agreement, there are no outstanding options, rights or subscriptions to acquire the capital stock of the Company or securities which are convertible into or exchangeable for, the capital stock of the Company.

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This opinion is furnished to the Investor solely for its benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.


                                            Very truly yours,

                                            Weed & Co. L.P.



                                            By:
                                                  ---------------------------
                                            Name:  Richard O. Weed
                                            Its:   General Partner


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